Exhibit 99.(a)(3)

NOTICE OF WITHDRAWAL

OF
AMERICAN DEPOSITARY SHARES (“ADSs”)
OF
GOLD FIELDS LIMITED
TENDERED PURSUANT TO
THE U.S. OFFER TO EXCHANGE
BY
HARMONY GOLD MINING COMPANY LIMITED

TO: THE BANK OF NEW YORK

Facsimile Transmission:
(Eligible Institutions only)
+1 (212) 815 6433

To confirm Facsimile Transmissions only:
+1 (212) 815 6212

By Mail:	By Hand or Overnight Delivery:
THE BANK OF NEW YORK GOLD FIELDS EXCHANGE TENDER & EXCHANGE DEPARTMENT P.O. BOX 859208 BRAINTREE, MA 02185-9208	THE BANK OF NEW YORK GOLD FIELDS EXCHANGE TENDER & EXCHANGE DEPARTMENT 161 BAY STATE STREET BRAINTREE, MA 02185

This Notice is to be used by registered holders of Gold Fields ADSs only.

PLEASE NOTE: If you hold Gold Fields ADSs through a broker, nominee, custodian, trustee or other financial intermediary, you should contact them to give withdrawal instructions.

If you have any questions about how to withdraw your ADSs, please call Innisfree M&A Incorporated, toll free at: +1 (877) 687 1871 (from the US and Canada),
or Call Collect (reverse charges): +1 (646) 822 7436 (from all other locations).
Banks and Brokers may Call Collect (reverse charges): +1 (212) 750 5833.

Ladies and Gentlemen: the undersigned hereby withdraws the ADSs of Gold Fields Limited identified below:

Name(s) of persons who tendered ADSs to be withdrawn:

Name(s) of registered holder(s) (if different):

Number of ADSs withdrawn:

(the rest to be completed only if certificates for ADSs have been delivered or otherwise identified to The Bank of New York)

Serial Number(s) of ADRs:

(MUST BE SIGNED ON REVERSE SIDE)

ADR HOLDER SIGN HERE

Must be signed by registered holder(s) exactly as name(s) appear(s) on the ADR certificate(s) representing the Gold Fields ADS(s) or by person(s) authorized to become registered holder(s) by endorsements, stock powers and documents transmitted or transmitted herewith. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, please set forth the full title of such person.

SIGNATURE(S) OF OWNER(S)

Dated:

Name(s):

PLEASE PRINT

Capacity (full title):

Address:

(INCLUDING ZIP CODE)

Area Code and Tel. No.:

SIGNATURE GUARANTEE*

(REQUIRED IF CERTIFICATES FOR ADRs, EVIDENCING GOLD FIELDS ADSs, HAVE BEEN DELIVERED
OR OTHERWISE IDENTIFIED TO THE BANK OF NEW YORK)

Authorized Signature:

Name:

Title:

Address:

Name of Firm:

Area Code and Tel. No.:

Dated:

* The ADR holder’s signature above must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an “Eligible Institution”), unless the ADR holder is itself an Eligible Institution.

WITHDRAWAL OF AMERICAN DEPOSITORY SHARES (“ADSs”)
OF
GOLD FIELDS LIMITED
TENDERED PURSUANT TO THE U.S. OFFER TO EXCHANGE
BY
HARMONY GOLD MINING COMPANY LIMITED

TO REGISTERED HOLDERS OF ADSs OF GOLD FIELDS LIMITED WHO HAVE TENDERED SUCH ADSs, PURSUANT TO THE U.S. OFFER TO EXCHANGE BY HARMONY GOLD MINING COMPANY LIMITED, DATED OCTOBER 21, 2004, OR ANY REVISION THEREOF (“HARMONY OFFER”).

PLEASE NOTE: If you hold Gold Fields ADSs through a broker, nominee, custodian, trustee or other financial intermediary, you should contact them to give withdrawal instructions.

The offer by Harmony Gold Mining Company Limited, dated October 21, 2004 (the “prospectus”), provides that Gold Fields ADSs that have been tendered pursuant to the terms of the Harmony Offer may be withdrawn if the applicable procedures set forth in the paragraph headed “Withdrawal Rights” to the prospectus are followed.

The paragraph headed “Withdrawal Rights” in the prospectus provides in relevant part as follows:

“You may withdraw Gold Fields securities tendered to us pursuant to the US offer at any time prior to its expiration.

For a withdrawal to be effective, the South African financial intermediary, the US custodian or the US ADS exchange agent, as applicable, must receive in a timely manner the written or facsimile transmission notice of withdrawal. Any such notice must specify the name of the person who tendered the Gold Fields securities being withdrawn, the number of Gold Fields securities being withdrawn and the name of the registered holder, if different from that of the person who tendered such Gold Fields securities.

If Gold Fields ADRs being withdrawn have been delivered or otherwise identified to the US ADS exchange agent, then, prior to the physical release of such ADRs, (1) the US ADS exchange agent also must receive the name of the registered holder and the serial numbers of the particular Gold Fields ADRs and (2) the signature(s) on the notice of withdrawal must be guaranteed by an eligible institution unless such Gold Fields ADSs have been tendered for the account of an eligible institution. If Gold Fields ADSs have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Gold Fields ADSs. If you have tendered Gold Fields ordinary shares, the notice of withdrawal must specify the name and number of the JSE account to be credited with the withdrawn Gold Fields securities.

We will determine, in our sole discretion, all questions as to the form and validity (including time of receipt) of any notice of withdrawal. Our determination shall be final and binding on the holders of the Gold Fields securities. None of Harmony, the US ADS exchange agent, the information agent, the dealer-managers or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Gold Fields securities properly withdrawn will be deemed not to have been validly tendered for purposes of the US offer. However, withdrawn Gold Fields securities may be re-tendered at any time prior to the expiration date by following the procedures described above under “— Procedures for Tendering Gold Fields ADSs” or “— Procedures for Tendering Gold Fields Ordinary Shares”, as applicable.”